Stifel Reports Third Quarter 2024 Results

ST. LOUIS, MO, October 23, 2024 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.2 billion for the three months ended September 30, 2024, compared with $1.0 billion a year ago. Net income available to common shareholders was $149.2 million, or $1.34 per diluted common share, compared with $58.8 million, or $0.52 per diluted common share for the third quarter of 2023. Non-GAAP net income available to common shareholders was $166.3 million, or $1.50 per diluted common share for the third quarter of 2024.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “The third quarter represented our second highest quarterly net revenue, an increase of 17%, while earnings per share increased 150%. Through the first three quarters of 2024, net revenue was up 13% to a record $3.6 billion, driven by continued growth in Global Wealth, improvement in our Institutional business, and the stabilization of net interest income. Our financial results illustrate the strength of the Stifel franchise and our ability to capitalize on improving market conditions. Momentum in our business continues to build and we anticipate further upside to both the top and bottom lines in the fourth quarter and in 2025.”

Highlights

The Company reported net revenues of $1.2 billion, the second best revenue quarter in its history, driven by higher investment banking revenues, asset management revenues, and transactional revenues, partially offset by lower net interest income.

Non-GAAP net income available to common shareholders of $1.50 per diluted common share was negatively impacted by elevated provisions for legal matters of $0.10 per diluted common share (after-tax).

Investment banking revenues increased 66% over the year-ago quarter, driven by higher capital raising and advisory revenues.

Capital raising revenues increased 114% over the year-ago quarter.

Advisory revenues increased 41% over the year-ago quarter.

Record asset management revenues, up 15% over the year-ago quarter.

Record client assets of $496.3 billion, up 20% over the year-ago quarter.

Recruited 28 financial advisors during the quarter, including 13 experienced employee advisors.

Non-GAAP pre-tax margin of 19.2% as the Company maintained its focus on expense discipline, while continuing to invest in the business.

Annualized return on tangible common equity (ROTCE) (5) of 20%.

Tangible book value per common share (7) of $33.62, up 12% from prior year.

Financial Summary (Unaudited)

(000s)	3Q 2024	3Q 2023	9m 2024	9m 2023

GAAP Financial Highlights:

Net revenues	$1,224,668	$1,045,051	$3,605,638	$3,202,565

Net income (1)	$149,185	$58,840	$459,413	$332,091

Diluted EPS (1)	$1.34	$0.52	$4.16	$2.91

Comp. ratio	58.6%	58.7%	58.8%	58.7%

Non-comp. ratio	23.7%	30.8%	22.8%	25.7%

Pre-tax margin	17.7%	10.5%	18.4%	15.6%

Non-GAAP Financial Highlights:

Net revenues	$1,225,351	$1,045,028	$3,606,330	$3,202,539

Net income (1) (2)	$166,270	$67,413	$506,186	$364,937

Diluted EPS (1) (2)	$1.50	$0.60	$4.58	$3.20

Comp. ratio (2)	58.0%	58.0%	58.0%	58.0%

Non-comp. ratio (2)	22.8%	30.2%	22.1%	24.9%

Pre-tax margin (3)	19.2%	11.8%	19.9%	17.1%

ROCE (4)	13.7%	5.8%	14.4%	10.4%

ROTCE (5)	19.5%	8.5%	20.7%	15.1%

Global Wealth Management (assets and loans in millions)

Net revenues	$827,116	$768,558	$2,418,751	$2,283,934

Pre-tax net income	$301,703	$298,449	$891,624	$914,462

Total client assets	$496,298	$412,458

Fee-based client assets	$190,771	$150,982

Bank loans (6)	$20,633	$20,435

Institutional Group

Net revenues	$372,401	$256,888	$1,114,498	$867,025

Equity	$222,459	$144,764	$646,570	$508,371

Fixed Income	$149,942	$112,124	$467,928	$358,654

Pre-tax net income/(loss)	$41,797	($27,804)	$127,719	($5,671)

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported record net revenues of $827.1 million for the three months ended September 30, 2024 compared with $768.6 million during the third quarter of 2023. Pre-tax net income was $301.7 million compared with $298.4 million in the third quarter of 2023.

Highlights

Recruited 28 financial advisors during the quarter, including 13 experienced employee advisors, with total trailing 12 month production of $10.5 million.

Client assets of $496.3 billion, up 20% over the year-ago quarter.

Fee-based client assets of $190.8 billion, up 26% over the year-ago quarter.

Net revenues increased 8% from a year ago:

Transactional revenues increased 16% over the year-ago quarter reflecting an increase in client activity.

Asset management revenues increased 15% over the year-ago quarter due to higher asset values and net new assets.

Net interest income decreased 11% from the year-ago quarter driven by changes in deposit mix, partially offset by higher yields on the investment portfolio and lending growth.

Total Expenses:

Compensation expense as a percent of net revenues increased to 48.7% primarily as a result of higher compensable revenues.

Provision for credit losses decreased from the year-ago quarter primarily as a result of lower provisions in the real estate sector compared to the year-ago quarter, partially offset by growth in the loan portfolio.

Non-compensation operating expenses as a percent of net revenues increased to 14.8% primarily as a result of higher litigation-related expenses, partially offset by revenue growth over the year-ago quarter.

Summary Results of Operations

(000s)	3Q 2024	3Q 2023

Net revenues	$827,116	$768,558

Transactional revenues	192,727	165,547

Asset management	382,309	333,088

Net interest income	240,825	269,431

Investment banking	6,217	3,895

Other income	5,038	(3,403)

Total expenses	$525,413	$470,109

Compensation expense	403,205	359,325

Provision for credit losses	5,287	9,992

Non-comp. opex	116,921	100,792

Pre-tax net income	$301,703	$298,449

Compensation ratio	48.7%	46.8%

Non-compensation ratio	14.8%	14.4%

Pre-tax margin	36.5%	38.8%

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Institutional Group

Institutional Group reported net revenues of $372.4 million for the three months ended September 30, 2024 compared with $256.9 million during the third quarter of 2023. Institutional Group reported pre-tax net income of $41.8 million for the three months ended September 30, 2024 compared with pre-tax net loss of $27.8 million in the third quarter of 2023.

Highlights

Investment banking revenues increased 66% from a year ago:

Advisory revenues increased from the year-ago quarter driven by higher levels of completed advisory transactions.

Fixed income capital raising revenues more than doubled over the year-ago quarter primarily driven by higher bond issuances.

Equity capital raising revenues increased significantly over the year-ago quarter driven by higher volumes.

Fixed income transactional revenues increased 17% from a year ago:

Fixed income transactional revenues increased from the year-ago quarter driven by improved client engagement and volatility.

Equity transactional revenues increased 4% from a year ago:

Equity transactional revenues increased from the year-ago quarter primarily driven by an increase in equities trading commissions.

Total Expenses:

Compensation expense as a percent of net revenues decreased to 60.3% primarily as a result of higher revenues.

Non-compensation operating expenses as a percent of net revenues decreased to 28.5% primarily as a result of revenue growth and expense discipline.

Summary Results of Operations

(000s)	3Q 2024	3Q 2023

Net revenues	$372,401	$256,888

Investment banking	236,965	142,991

Advisory	136,857	97,272

Fixed income capital raising	49,364	24,670

Equity capital raising	50,744	21,049

Fixed income transactional	78,974	67,439

Equity transactional	48,824	46,930

Other	7,638	(472)

Total expenses	$330,604	$284,692

Compensation expense	224,556	192,638

Non-comp. opex.	106,048	92,054

Pre-tax net income/(loss)	$41,797	($27,804)

Compensation ratio	60.3%	75.0%

Non-compensation ratio	28.5%	35.8%

Pre-tax margin	11.2%	(10.8%)

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Other Matters

Highlights

During the third quarter, the Company’s 4.25% Senior Notes matured resulting in the retirement of the $500.0 million outstanding balance.

The Company repurchased $20.2 million of its outstanding common stock during the third quarter.

Weighted average diluted shares outstanding decreased primarily as a result of share repurchases. The Company has repurchased 3.7 million shares under its share repurchase program since the third quarter of 2023.

The Board of Directors declared a $0.42 quarterly dividend per share payable on September 17, 2024 to common shareholders of record on September 3, 2024.

The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on September 17, 2024 to shareholders of record on September 3, 2024.

	3Q 2024	3Q 2023

Common stock repurchases

Repurchases (000s)	$20,222	$118,810

Number of shares (000s)	249	1,886

Average price	$81.23	$63.00

Period end shares (000s)	102,313	103,120

Weighted average diluted shares outstanding (000s)	110,994	113,195

Effective tax rate	26.8%	37.7%

Stifel Financial Corp. (8)

Tier 1 common capital ratio	15.0%	13.9%

Tier 1 risk based capital ratio	17.9%	16.9%

Tier 1 leverage capital ratio	11.3%	10.8%

Tier 1 capital (MM)	$4,159	$3,914

Risk weighted assets (MM)	$23,184	$23,219

Average assets (MM)	$36,813	$36,356

Quarter end assets (MM)	$38,935	$37,878

Agency	Rating	Outlook

Fitch Ratings	BBB+	Stable

S&P Global Ratings	BBB	Stable

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Conference Call Information

Stifel Financial Corp. will host its third quarter 2024 financial results conference call on Wednesday, October 23, 2024, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (866) 409-1555 and referencing conference ID 7408307. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners and Miller Buckfire & Co., LLC business divisions; Keefe, Bruyette & Woods, Inc.; and Stifel Independent Advisors, LLC; in Canada through Stifel Nicolaus Canada Inc.; and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Summary Results of Operations (Unaudited)

	Three Months Ended					Nine Months Ended
(000s, except per share amounts)	9/30/2024	9/30/2023	% Change	6/30/2024	% Change	9/30/2024	9/30/2023	% Change

Revenues:

Commissions	$ 183,445	$ 165,075	11.1	$ 183,317	0.1	$ 552,238	$ 499,983	10.5

Principal transactions	137,089	114,841	19.4	153,574	(10.7)	429,677	336,063	27.9

Investment banking	243,182	146,887	65.6	233,281	4.2	690,412	525,591	31.4

Asset management	382,616	333,127	14.9	380,757	0.5	1,130,849	968,960	16.7

Other income	18,705	459	nm	16,180	15.6	39,835	(940)	nm

Operating revenues	965,037	760,389	26.9	967,109	(0.2)	2,843,011	2,329,657	22.0

Interest revenue	510,823	505,198	1.1	498,152	2.5	1,515,803	1,439,532	5.3

Total revenues	1,475,860	1,265,587	16.6	1,465,261	0.7	4,358,814	3,769,189	15.6

Interest expense	251,192	220,536	13.9	247,329	1.6	753,176	566,624	32.9

Net revenues	1,224,668	1,045,051	17.2	1,217,932	0.6	3,605,638	3,202,565	12.6

Non-interest expenses:

Compensation and benefits	718,065	613,287	17.1	722,719	(0.6)	2,120,479	1,880,144	12.8

Non-compensation operating expenses	289,945	322,335	(10.0)	268,319	8.1	822,916	821,724	0.1

Total non-interest expenses	1,008,010	935,622	7.7	991,038	1.7	2,943,395	2,701,868	8.9

Income before income taxes	216,658	109,429	98.0	226,894	(4.5)	662,243	500,697	32.3

Provision for income taxes	58,153	41,268	40.9	61,600	(5.6)	174,869	140,645	24.3

Net income	158,505	68,161	132.5	165,294	(4.1)	487,374	360,052	35.4

Preferred dividends	9,320	9,321	(0.0)	9,321	(0.0)	27,961	27,961	0.0

Net income available to common shareholders	$149,185	$58,840	153.5	$155,973	(4.4)	$459,413	$332,091	38.3

Earnings per common share:

Basic	$1.43	$0.55	160.0	$1.50	(4.7)	$4.41	$3.09	42.7

Diluted	$1.34	$0.52	157.7	$1.41	(5.0)	$4.16	$2.91	43.0

Cash dividends declared per common share	$0.42	$0.36	16.7	$0.42	0.0	$1.26	$1.08	16.7

Weighted average number of common shares outstanding:

Basic	103,966	106,068	(2.0)	104,150	(0.2)	104,135	107,580	(3.2)

Diluted	110,994	113,195	(1.9)	110,285	0.6	110,457	114,170	(3.3)

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Non-GAAP Financial Measures (9)

	Three Months Ended		Nine Months Ended

(000s, except per share amounts)	9/30/2024	9/30/2023	9/30/2024	9/30/2023

GAAP net income	$158,505	$68,161	$487,374	$360,052

Preferred dividend	9,320	9,321	27,961	27,961

Net income available to common shareholders	149,185	58,840	459,413	332,091

Non-GAAP adjustments:

Merger-related (10)	17,950	13,771	43,925	46,301

Restructuring and severance (11)	1,261	—	11,222	—

Provision for income taxes (12)	(2,126)	(5,198)	(8,374)	(13,455)

Total non-GAAP adjustments	17,085	8,573	46,773	32,846

Non-GAAP net income available to common shareholders	$166,270	$67,413	$506,186	$364,937

Weighted average diluted shares outstanding	110,994	113,195	110,457	114,170

GAAP earnings per diluted common share	$1.42	$0.60	$4.42	$3.15

Non-GAAP adjustments	0.16	0.08	0.42	0.29

Non-GAAP earnings per diluted common share	$1.58	$0.68	$4.84	$3.44

GAAP earnings per diluted common share available to common shareholders	$1.34	$0.52	$4.16	$2.91

Non-GAAP adjustments	0.16	0.08	0.42	0.29

Non-GAAP earnings per diluted common share available to common shareholders	$1.50	$0.60	$4.58	$3.20

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GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended		Nine Months Ended

(000s)	9/30/2024	9/30/2023	9/30/2024	9/30/2023

GAAP compensation and benefits	$718,065	$613,287	$2,120,479	$1,880,144

As a percentage of net revenues	58.6%	58.7%	58.8%	58.7%

Non-GAAP adjustments:

Merger-related (10)	(6,101)	(7,171)	(17,398)	(22,947)

Restructuring and severance (11)	(1,261)	—	(11,222)	—

Total non-GAAP adjustments	(7,362)	(7,171)	(28,620)	(22,947)

Non-GAAP compensation and benefits	$710,703	$606,116	$2,091,859	$1,857,197

As a percentage of non-GAAP net revenues	58.0%	58.0%	58.0%	58.0%

GAAP non-compensation expenses	$289,945	$322,335	$822,916	$821,724

As a percentage of net revenues	23.7%	30.8%	22.8%	25.7%

Non-GAAP adjustments:

Merger-related (10)	(11,166)	(6,623)	(25,835)	(23,380)

Non-GAAP non-compensation expenses	$278,779	$315,712	$797,081	$798,344

As a percentage of non-GAAP net revenues	22.8%	30.2%	22.1%	24.9%

Total adjustments	$19,211	$13,771	$55,147	$46,301

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Footnotes

(1)	Represents available to common shareholders.

(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(3)	Non-GAAP pre-tax margin is calculated by adding total non-GAAP adjustments and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $77.9 million and $67.4 million as of September 30, 2024 and 2023, respectively.

(6)	Includes loans held for sale.

(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates at time of the Company’s earnings release, October 23, 2024.

(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	The Company recorded severance costs associated with workforce reductions in certain of its foreign subsidiaries.

(12)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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